Press Release #201711	FOR IMMEDIATE RELEASE	April 28, 2017

Enertopia Announces Close of Financing

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") is pleased to announce it has closed the final tranche of CAD$290,160 for its Private Placement announced on March 17, 2017. Enertopia will be issuing 3,224,000 common shares at CAD$0.09 and 3,224,000 whole warrants that expire on April 28, 2019 with an exercise price of USD $0.12 during the 24 month period.

A cash finder’s fee for CAD $20,736 and 230,400 full broker warrants was paid to third parties. All full broker warrants expire on April 28, 2019 with the same exercise terms as noted above.

“We are working aggressively at mapping out the next steps for Phase two bench testing with our Technology partner Genesis Water Technologies (GWT) as we focus to achieve battery grade Lithium carbonate product. We expect to have news out shortly on project advancements and property updates.” Stated President and CEO Robert McAllister

The Company announces it has received $11,655 from the exercise of warrants previously granted. The warrants were exercised at US$0.07 for a total of 166,500 common shares being issued. All warrants are being exercised by third parties who are neither officers nor directors of the Company. No commissions or placement fees have been paid related to the funds received from this warrant exercise. Proceeds will be used for general corporate purposes.

Proceeds of the Private Placement will be used for continued Lithium Brine division development, general working capital and other opportunities. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia
Enertopia is exploring a portfolio of three prospective lithium projects in Nevada and reviewing other mineral projects, while concurrently working with water purification technology partner GWT using patent pending technology that is believed able to recover Lithium from brine solutions.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, Lithium brine recovery technology, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the funds raised will have any positive impact on Enertopia. There is no assurance that the current bench test will be successful and other projects will be acquired. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release